NorAm™

Capital Holdings, Inc.

Timely Accounts Receivable Management

Dallas, Texas
Phone: 888-88NORAM Fax: 214.296.9182
Email: investorrelations@noramcapital.com

September 2007

Disclaimer

The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," “plan," "predict," "project" and similar expressions as they relate to the company or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

Company Overview

NorAm Capital Holdings, Inc. (**NorAm**) is an accounts receivable management company providing a range of services that allow client companies to maximize their returns on their charged-off debt.

The company provides these services under three complementary models designed to address specific client company needs and market trends:

- Simultaneously purchasing and reselling (**Trading**) debt portfolios acquired from debt issuers and from other debt owners without working or scoring the portfolios
- Providing agency management services, strategic advisory and consulting services, third-party collection services and pre-charge-off customer services (**Services**) to debt issuers and debt buyers
- Charged-off debt buying (**Debt Buying**) as a principal, working the debt either internally, using NorAm's call center (to be developed), or outsourcing the collections to a third-party collection agency

Key Facts

Symbol	NRMH
Corporate Headquarters	Dallas, Texas
Stock Price (9/14/07) || 52-Week Range	$1.01 || $6.00 – $1.01
Shares Outstanding (7/31/07)	14,399,331
Market Capitalization	$14,543,324
Volume (daily number of shares - 90-day average)	200
Current assets (06/30/07 - unaudited)	$1,446,975
Current liabilities (06/30/07- unaudited)	$899,369
Revenue (quarter ending 6/30/07- unaudited)	$2,199,730
EBITDA (quarter ending 6/30/07 - unaudited)	$17,135
Insider Ownership	88%
Institutional Ownership Shares	<5%
Full-time Employees	3
Fiscal Year	9/30
Accounting Firm	Whitley Penn

Key Executives



Anthony J. Renteria - Co-Chairman, President and Chief Executive Officer.
Most recently, he was Executive Vice President and Chief Operating Officer of Forward Properties International, Inc. ("FPII"), a buyer and seller of portfolios of charged-off indebtedness. During his tenure, FPII purchased nearly 1% or $1 billion annually of all direct from issuer charged off debt. Mr. Renteria was responsible for all North American acquisitions for FPII and oversaw the company's day to day operations. He joined FPII in 2004 after spending nearly eleven years within the recovery and loss mitigation departments of the credit card and banking industry. From 2001 to 2004, Mr. Renteria was Recovery Manager for HSBC Bank (formerly known as Household Bank). Mr. Renteria attended Northern Arizona University where he majored in economics and international business management. Mr. Renteria is a member of the ACA International (The Association of Credit and Collection Professionals) and the Debt Buyers Association ("DBA").



Daniel M. Cofall - Co-Chairman, EVP and Chief Financial Officer.
Most recently he was EVP/CFO for Forward Properties International, Inc. ("FPII"), a buyer and seller of portfolios of charged-off indebtedness. He joined FPII in 2004 and was responsible for the financial and administrative activities of FPII for North America. Mr. Cofall began his financial career with Ernst & Young and has held senior financial positions with the Coca Cola Bottling Group and Affiliated Computer Systems. He was a founder of BrightStar Information Technology Group where he led their successful IPO. Mr. Cofall was the Chief Financial Officer for Honor Creditors Agency, at the time, one of the Top 40 agencies in the country. Mr. Cofall received a BBA from the University of Norte Dame and a MBA from Southern Methodist University. He was a Professor of Finance at the University of Dallas Graduate School of Management for more than 13 years. Mr. Cofall is a member of the ACA International and the DBA.

Target Debt Markets

- **NorAm** targets key issuers of debt within the consumer, retail and commercial banking sectors as sources of portfolios for Trading, Debt Buying and Services.

Retail Installment Contracts	**Automobile Loan Deficiencies**	**Mortgage Deficiencies**	**Payday Loans**	**Credit Cards**	**Student Loans**
Consumer Loans	**Commercial Loans**	**Government Debt**	**Utility Portfolios**	**NSF Checks**	**Telecom Portfolios**

- **NorAm** also targets relationships with national, regional and state third-party collection agencies, collection focused law firms and debt buyers that outsource their collections

Credit Trends Are Opportunities

- Americans' debt loads, excluding mortgages, average more than 25% of disposable income, the highest percent since 1980, and one of the highest charge-off levels in recent economic history(1)
- Consumer credit outstanding has increased from $1.9 trillion in 2001 to nearly $3 trillion in 2007 (1)
- Issuer Direct charged-off debt sold topped $110 billion from US issuers in 2005, $160 billion internationally, and subsequent re-sales in the secondary market from debt buyers are several times that number (1)
- 90% of debt sold today, excluding mortgages, is charged-off credit cards, yet the fastest growing sectors are mortgage loans, payday loans, other sub-prime loans and medical insurance deficiencies (1)
- Recent headlines from the sub-prime credit markets indicate dramatically increasing delinquencies and charge-offs.
- The number of companies needing accounts receivable management services for the first time, and companies needing accounts receivable management services due to reaching capacity limitations are both at an all time high.

(1) Data from various trade publications from 2005 and 2006 including the Kaulkin Media publications Global Debt Buying Report (3/06) and the Kaulkin Report, 6th Edition (4/05). Some data has been extrapolated through the date of this presentation.

Trading

- NorAm serves as a principal trader of debt for its own account, not as a broker
- NorAm acquires the debt in portfolios from the seller
  - One-time or as a monthly forward flow (multi-month future purchase commitments)
- The debt is then resold by NorAm to another debt buyer
  - The buyer will work the portfolio itself or;
  - The buyer will outsource it to NorAm for recovery
- Target markets include
  - Underserved debt categories
    - Sub-prime portfolios including payday loans, automobile loan deficiencies, "buy here, pay here" loans
  - Traditional debt categories such as credit cards, telecommunications debt and utilities debt

Services

- Third-party Agency Management
  - NorAm provides third-party agency management services to issuers and debt buyers who are seeking to improve their recovery rates or who have internal capacity limitations
    - Management services provided include third-party agency outsourcing, legal outsourcing, bankrupt and deceased accounts identification and outsourcing
- Advisory Services
  - Portfolio valuation services
  - Evaluation of charge-off practices and recovery strategies
  - Development of debt sale strategies
    - Earnings management services to support financial reporting guidance
- First Party Services
  - NorAm plans to provide First Party call center support services (to be developed) designed to reduce pre-charge off delinquency and to service and maintain the performing loans of its' clients
- Third Party Services
  - NorAm plans to provide Third Party collection services (under development) with a goal of increasing margins to NorAm on debt placed with NorAm for recovery and debt purchased by NorAm as a principal

Debt Buying

- NorAm intends to purchase certain portfolios and remediate them for its own account
  - NorAm may seek joint venture partners for the acquisition of debt portfolios
  - NorAm's collection options on portfolios include
    - Internal collections
      - Typically lower cost to collect ratio
    - Outsourcing collections
      - Outsource collections to third-party agencies with specific debt type collection competencies
  - Targeted portfolios
    - Portfolios with unusually low "price to recovery" ratios
    - Portfolios held by other debt buyers who paid too much and are seeking liquidity
    - Portfolios in which NorAm is establishing the value as part of a larger total recovery package for the client

Peer Companies

Company	Symbol	Revenues (1)	Price / Earnings (2)	Market Cap	Price / Sales (2)
Asset Acceptance Capital Corp	AACC	$254mm	9	$296mm	1.2
ASTA Funding, Inc.	ASFI	$128mm	10	$505mm	3.9
Encore Capital Group, Inc.	ECPG	$261mm	15	$240mm	.9
First City Financial Corporation	FCFC	$37mm	14	$93mm	2.5
Portfolio Recovery Associates, Inc.	PRAA	$206mm	16	$783mm	3.8

(1) Trailing twelve months
(2) Current

All data as of 9/15/07 MSN Money

Competitive Advantages

- Management team has extensive industry experience
  - During the last four years, NorAm's key executives have been involved in the purchase and sale of more than $5 billion in charged-off debt, primarily credit card debt, (representing about 1% of all of the direct from issuer debt sold), placing them among the top debt traders in the country
- NorAm's trading model is not capital intensive and responds quickly to dynamic market conditions while limiting negative trend exposure
- NorAm has no over-priced inventory of debt; NorAm is not burdened with outdated hardware and software unlike many in the industry
- Starting early in opportunity curve involving subprime debt charge-offs
- Acting as a principal trader rather than a broker increases margins
- NorAm has taken the lead developing and supporting emerging security and integrity standards for debt buyers, secondary sales and agencies

NorAm Projected Sales Mix



2011
2010
2009
2008
0%
50%
100%
Service
Trading
Buying

Trading Case Study

NorAm has established relationships with national issuers of payday loans, automobile notes and "buy here – pay here" lenders

- These, and other sub-prime issuers, are historically under-serviced by our industry and these types of issuers typically lack access to debt buyers
- NorAm typically does not act as a broker but rather a principal – buying and reselling. Margins from trading generally exceed margins from brokering
- NorAm has traded both one-time transactions and forward flows

Services Case Study 1

National Buyer engages NorAm for Agency Outsourcing

- A national debt buyer and collector engaged NorAm to assist in the liquidation of its debt portfolios to augment its internal capacity and take advantage of NorAm's liquidation yield performance.
- Year to date portfolio placements exceed $12 million
- In talks to add an additional $72 million to Agency Outsourcing program
- NorAm realized a profit on this transaction.

Services Case Study 2

Debt remediation strategic consulting

- Retained by an NYSE sports equipment seller / manufacturer to assist in resolving collection and contractual issues with its primary sub-prime financing source.
- Ongoing engagement has resulted in significant savings to the client and reduced regulatory exposure in collection procedures.
- Services are provided at an hourly rate of $400.
- The engagement is profitable for NorAm with excellent references. Additional revenue opportunities are in discussion.

Services Case Study 3

Pay-Day Lender has selected NorAm for outsourcing pre-delinquency reminder calls

- Calls will be made by NorAm from its call center (to be developed) to consumers to remind them of payments before default occurs
- Goal is to reduce client's loan default rate by 1%
- Each NorAm caller will be a per-seat profit center for NorAm
- Expected size of the first engagement ranges from 10 to 75 seats
  - Initial engagement is for the loan portfolios relating to 25 pay-day loan stores, but may grow to as many as1,900 stores

Debt Buying Case Study

Pay-Day loan portfolio packaging and forward flow

- Entered into a forward flow agreement under a relationship established three years prior to NorAm
  - The client and the buyer will provide excellent references
- Monthly face value purchases by NorAm were approximately $5 million under a 24 month contract, with NorAm's option to renew for an additional 24 months
- NorAm held the accounts for 5 months, outsourced the collections, then re-sold the inventory and the forward flow to a specialized debt buyer once pricing was established
- NorAm realized a profit on this transaction.
- Targeted gross return (IRR) from debt buying is 20-35% annualized, with an expected three to five year holding period for the portfolios

Capitalization Table

Equity (100,000,000 shares Common authorized)	Issued Shares	Fully Diluted
Common Stock	14,399,391	14,399,391
Class A Preferred Stock	243,331	243,331
Class B Redeemable Preferred Stock	1,404,929	1,404,929

Long term debt (as of 9/15/07, unaudited)	Principal Balance
Working Capital Facility – Private investors	$219,433
12% annually, paid quarterly, due June 2010, 10 yr amortization	

Income Statement

		Quarter ended 6/30/07
Revenue:		
Portfolio collection revenue	$	348,362
Portfolio liquidation revenue		1,825,821
Other revenue		25,547
Total revenue		2,199,730
Cost of services:		
Finance receivables recovery		331,943
Liquidated pool recovery		1,559,040
Collection fees		103,696
Commissions		6,091
Total cost of operations		2,000,770
Gross profit		198,960
Total expenses		181,826
Operating income/(loss)		17,134
Total other expense		(14,042)
Net income (loss) from continuing operations	$	3,092

Balance Sheet

ASSETS		June 30, 2007
Cash and cash equivalents	$	50,547
Accounts receivable		1,334,233
Note receivable – current portion		16,586
Other current assets		45,609
Total current assets		1,446,975
Notes receivable		1,071,297
Total assets	$	2,518,272
LIABILITIES & STOCKHOLDERS' EQUITY		
Line-of-credit	$	100,000
Notes payable – related parties		198,000
Accounts payable		28,260
Accrued liabilities		360,625
Short-term notes payable and current portion of long term notes payable		212,484
Total current liabilities		899,369
Long term liabilities		222,487
Total liabilities		1,121,856
Preferred stock – Class B		845,393
Preferred stock – Class A		243,331
Common stock – Class A		28,799
Additional paid-in capital		4,622,570
Accumulated deficit		(4,343,677)
Total stockholders' equity		551,023
Total liabilities & stockholders' equity	$	2,518,272

Growth Strategy

- Trading
  - Aggressive targeting of sub-prime issuers and certain debt owners needing liquidity
    - Sub-prime issuers are under-served, and some debt buyers have inventory for which they have dramatically overpaid in recent months, and may be needing liquidity at the lower, current market prices
  - Industry relationships and reputation are the keys
- Services
  - NorAm seeks funding to build a collection and call center, with plans to open in 2008
    - Predictable cash flow and greater returns to NorAm than third-party agency outsourcing
    - Center will service both debt that NorAm has purchased and contingency debt from issuers and other debt buyers
- Debt Buying
  - As delinquencies and foreclosures in the sub-prime lending market work through the system and charged-off debt becomes more available and less expensive, NorAm will make opportunistic buys with demonstrable liquidation curves
  - Portfolios may be financed with NorAm's own funds or NorAm may join with joint venture partners or form debt obligations backed by pooled charged-off debt to finance the purchases
- Acquisitions
  - Complementary services may include contingency collection agencies and tax lien lending and servicing

Conclusion

- **NorAm** is one of a few public companies in the debt management industry. Valuations for these companies as a whole have increased dramatically over the last five years.

- The sub-prime lending market collapse creates many new opportunities for all facets of our business.

- Growth opportunities are exceptional. Our core competency of Trading offers a higher margin, lower risk model. The Services strategy supplements those revenues and lends itself to more predictable earnings. Debt Buying broadens our offerings and can further improve margins, with longer term prospects.

- Cost saving strategies, including near-shoring, are anticipated to improve margins.

- Finally, we are issuer focused and completely support the growing movement toward complete transparency for both public and private companies in our industry. We are leaders in the trend toward higher security and standards among debt issuers, buyers and collectors.